EXHIBIT 99.2

DECEMBER 2021 INVESTOR PRESENTATION

DISCLAIMER

Forward-looking Statements

Some of the statements contained in this presentation are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management's current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: secular shifts in consumer demand for swimming pools and spending on outdoor living spaces; slow pace of material conversion from concrete pools to fiberglass pools in the pool industry; general economic conditions and uncertainties affecting markets in which we operate and economic volatility that could adversely impact the Company's business, including the COVID-19 pandemic; changes in access to consumer credit or increases in interest rates impacting consumers' ability to finance their purchases of pools; the impact of weather on the Company's business; the Company's ability to attract new customers and retain existing customers; the Company's ability to sustain further growth and to manage it effectively; the Company's ability to integrate Radiant Pools effectively and exposure to unforeseen or undisclosed liabilities of Radiant Pools; the ability of the Company's suppliers to continue to deliver the quantity or quality of materials sufficient to meet the Company's needs to manufacture the Company's products; the availability and cost of third-party transportation services for the Company's products and raw materials; product quality issues; the Company's ability to successfully defend litigation brought against the Company; the Company's ability to adequately obtain, maintain, protect and enforce the Company's intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; exposure to risks associated with international sales and operations, including foreign currency exchange rates, corruption and instability; security breaches, cyber-attacks and other interruptions to the Company's and the Company's third-party service providers' technological and physical infrastructures; catastrophic events, including war, terrorism and other international conflicts, public health issues or natural catastrophes and accidents; risk of increased regulation of the Company's operations, particularly related to environmental laws and other risks, uncertainties and factors described under the section titled "Risk Factors" in the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the "SEC") by the Company, as well as other filings that the Company will make with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

We track our non-GAAP financial measures to monitor and manage our underlying financial performance. This presentation includes the presentation of Adjusted EBITDA (including on a last twelve months' basis) and Adjusted EBITDA margin, which are non-GAAP financial measures that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons it is useful to management, as discussed below, these measures are neither a substitute for, nor superior to, U.S. GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled Adjusted EBITDA to the applicable most comparable GAAP measure, net income, throughout this presentation.

Adjusted EBITDA and Adjusted EBITDA margin are key metrics used by management and our board of directors to assess our financial performance. Adjusted EBITDA and Adjusted EBITDA margin are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA and Adjusted EBITDA margin to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other companies using similar measures. We have presented Adjusted EBITDA and Adjusted EBITDA margin solely as supplemental disclosures because we believe they allow for a more complete analysis of results of operations and assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as (i) depreciation and amortization, (ii) interest expense, (iii) income tax (benefit) expense, (iv) loss on sale and disposal of property and equipment, (v) restructuring charges, (vi) stock-based compensation, (vii) unrealized (gains) losses on foreign currency transactions, (viii) strategic initiative costs, (ix) acquisition and integration related costs, (x) other and (xi) IPO costs.

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and should not be considered as alternatives to net income as a measure of financial performance or any other performance measure derived in accordance with GAAP, and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA and Adjusted EBITDA margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. There can be no assurance that we will not modify the presentation of Adjusted EBITDA and Adjusted EBITDA margin following this offering, and any such modification may be material. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed to imply that our future results will be unaffected by any such adjustments. In addition, other companies, including companies in our industry, may not calculate Adjusted EBITDA and Adjusted EBITDA margin at all or may calculate Adjusted EBITDA and Adjusted EBITDA margin differently and accordingly, are not necessarily comparable to similarly entitled measures of other companies, which reduces the usefulness of Adjusted EBITDA and Adjusted EBITDA margin as tools for comparison.

Adjusted EBITDA and Adjusted EBITDA margin have their limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and Adjusted EBITDA margin:

- do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;
- do not reflect changes in our working capital needs;
- do not reflect the interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;
- do not reflect income tax (benefit) expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;
- do not reflect non-cash equity compensation, which will remain a key element of our overall equity-based compensation package; and
- do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

Although depreciation and amortization are eliminated in the calculation of Adjusted EBITDA and Adjusted EBITDA margin, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any costs of such replacements.

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TABLE OF CONTENTS Latham Story 04 Radiant Acquisition 14 Q4’21 Update on Resin Supply 15 & Fiberglass Production Financial Highlights 16 Appendix 22

LATHAM AT A GLANCE THE MARKET LEADER IN EVERY POOL SUB - CATEGORY IN WHICH WE COMPETE THE ONLY POOL COMPANY THAT HAS ESTABLISHED A DIRECT RELATIONSHIP WITH THE HOMEOWNER UNIQUE DIRECT - TO - HOMEOWNER MODEL DELIVERS PURCHASE - READY LEADS TO THE LARGEST DEALER NETWORK IN THE WORLD CAPITALIZING ON THE SIGNIFICANT MATERIAL CONVERSION OPPORTUNITY WITH FIBERGLASS COAST - TO - COAST MANUFACTURING AND DISTRIBUTION PLATFORM CONSISTING OF 2,000+ EMPLOYEES ACROSS 33 FACILITIES ELEVEN CONSECUTIVE YEARS OF REVENUE AND ADJUSTED EBITDA GROWTH 4

BALANCED PORTFOLIO SERVING AN ATTRACTIVE MARKET NET SALES BY PRODUCT (1) NET SALES BY END MARKET (1)(2) NET SALES BY GEOGRAPHY (1) _______________________ Source: Management’s analysis based on information from studies by a third - party research consulting firm commissioned by the Co mpany, management’s knowledge as market participants and P.K. Data. 1. Reflects net sales for 2020 2. Repair and remodel defined as pools installed on existing homes built more than one year prior. 3. Reflects share in North America. #1 MARKET SHARE IN EVERY SUB - CATEGORY IN WHICH WE COMPETE +50% SHARE OF THE FIBERGLASS CATEGORY (3) ONLY COAST - TO - COAST MANUFACTURER 95% OF THE U.S. POPULATION CAN BE REACHED IN 2 DAYS WITH OUR FLEET 20% LINERS 59% IN - GROUND SWIMMING POOLS 21% COVERS 81% UNITED STATES 95% REPAIR AND REMODEL 5% NEW CONSTRUCTON 185,000 VINYL LINERS MUST BE REPLACED PER YEAR 2.3x OUTDOOR R&R SPEND OUTPACING REGULAR R&R SPEND 19% INTERNATIONAL 5

SIGNIFICANT COMPETITIVE ADVANTAGES

GEOGRAPHIC REACH

LATHAM'S EXTENSIVE FOOTPRINT, INCLUDING 12 FIBERGLASS MANUFACTURING FACILITIES, LOWERS TRANSPORTATION COSTS AND LEAD TIMES

WITH A NATIONAL NETWORK, WE CAN STRATEGICALLY INVEST IN INTERNAL FREIGHT COSTS TO MEET REGIONAL FLUCTUATIONS

PROXIMITY TO CUSTOMERS IS VITAL; OVER-HIGHWAY TRANSPORTATION COSTS BECOME VERY EXPENSIVE BEYOND 400-500 MILES

ABILITY TO SERVE 95% OF THE U.S. IN TWO DAYS

TIMELINESS OF DELIVERY IS KEY, AS A MULTI-HOUR MISS VS. SCHEDULE CAN MEANINGFULLY IMPACT PROFIT ON A PROJECT

LATHAM VIEWS LAST MILE DELIVERY AS A CORE COMPETENCY (FULL-TIME DRIVERS, OWNED TRUCKS)

MANUFACTURING PROCESSES AND PRODUCTION CAPABILITY

FOOTPRINT CREATES COMPETITIVE ADVANTAGES DUE TO SIGNIFICANT FACILITY STARTUP COSTS AND TIME

- COMPETITION DOES NOT HAVE THE RESOURCES NEEDED TO EFFECTIVELY ADD CAPACITY
  - CREATING 97 FIBERGLASS AND 48 VINYL POOL MOLDS IS EXPENSIVE AND TIME CONSUMING
- LOCAL AND STATE AIR PERMITS ARE INTEGRAL TO MANUFACTURING FIBERGLASS POOLS
  - WE HAVE SECURED AND AMENDED PERMITS SUCH THAT WE CAN EASILY DOUBLE FIBERGLASS MANUFACTURING CAPACITY
  - SUB-SCALE COMPETITORS LACK SUFFICIENT HEADROOM ON THEIR PERMITS TO SCALE ALONGSIDE THE MARKET
  - WE MANUFACTURE ALL PRODUCTS TO MEET OR EXCEED POOL REQUIREMENTS FOR ICC CODE

COMPELLING VALUE PROPOSITION

SCALE AND ACCESS TO CAPITAL TO INVEST IN CUSTOMERS; NO OTHER COMPETITOR CAN PROVIDE

LATHAM CAN COST EFFICIENTLY PROVIDE DEALERS WITH WELL QUALIFIED LEADS

LOCALIZED DIGITAL MARKETING SPEND, CO-BRANDING, ENHANCED PRODUCT LITERATURE, BETTER IN-STORE DISPLAY SAMPLES AND WHITE-LABEL WEBSITES

"LATHAM UNIVERSITY" PROVIDES START-UP TRAINING AS WELL AS CONTINUING EDUCATION ON PRODUCTS AND BEST PRACTICES

BUSINESS CONSULTING TEAMS TO HELP DEALERS THROUGH CHALLENGES (E.G. SCALING FROM 30-50 POOLS A YEAR TO 75-100 POOLS BY ADDING CREWS AND FOLLOWING CASE STUDIES)

LATHAM'S LEADING POSITION IS DRIVEN BY ITS UNPARALLELED GEOGRAPHIC REACH, SCALED MANUFACTURING FOOTPRINT AND BROAD OFFERING OF PRODUCTS

6

LATHAM'S COMMITMENT TO ESG EXCELLENCE

SUSTAINABILITY

- **OUR PRODUCTS SAVE WATER AND ENERGY**

  AUTOMATIC SAFETY COVERS LEAD TO ~90% REDUCTION IN WATER EVAPORATION AND OVER 50% REDUCTION IN ENERGY USAGE

- **FIBERGLASS PENETRATION REDUCES POLLUTION**

  FIBERGLASS SHARE INCREASES COMPRESS DEMAND FOR CEMENT, THE THIRD LARGEST SOURCE OF INDUSTRIALPOLLUTION (1)

- **CLEAN, "CHEMICAL-LIGHT" WATER**

  FIBERGLASS POOLS DECREASE ALGAE AND REDUCE CHEMICAL NEEDS

ENGAGEMENT • SAFETY • RESPECT

- **DIVERSITY AND INCLUSION**

  >50% OF LATHAM WORKFORCE COMPRISED OF UNDERREPRESENTED MINORITIES

- **GROWING FEMALE REPRESENTATION**

  ~50% ACROSS MULTIPLE FUNCTIONS, AND PROGRESSING IN OTHERS

- **MADE IN AMERICA**

  ALL OF OUR DOMESTIC PRODUCTS ARE MANUFACTURED IN THE USA

SOCIAL IMPACT

latham

COMMITTED TO SERVING OUR COMMUNITIES AND THE ENVIRONMENT

FOCUS ON SAFETY

- **OUR PRODUCTS SAVE LIVES**

  AUTOMATIC SAFETY COVERS ENFORCE THE HIGHEST LEVEL OF SAFETY FOR CHILDREN AND PETS

- **CREATING AND ADHERING TO INDUSTRY STANDARDS**

  THE DESIGN OF POOLS PLAYS A KEY ROLE IN CONSUMER SAFETY

- **BEST-IN-CLASS WORKFORCE SAFETY**

  LONGSTANDING COMMITMENT TO ENSURING A SAFE WORK ENVIRONMENT

INCLUSION • INTEGRITY • PRIDE

- **ACCOUNTABILITY**

  BOARD-LEVEL OVERSIGHT OF AND COMMITMENT TO SUSTAINABILITY, SOCIAL IMPACT & STRONG GOVERNANCE

- **SEPARATION OF CHAIRMAN & CEO**

  EXAMPLE OF COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

- **EXPERIENCED PERSPECTIVE**

  HIGH QUALITY BOARD OF DIRECTORS COMPRISED OF VISIONARY LEADERS OF BRANDED, DISRUPTIVE BUSINESSES AND EXPERIENCED, SUCCESSFUL, LONG-TERM INVESTORS

CORPORATE GOVERNANCE

1. *United States Environmental Protection Agency.*

7

UNIQUE LONG - TERM GROWTH FORMULA Content - rich platform provides homeowners with education and engagement tools that help them navigate the pool buying journey and connects them with our dealer partners LEVERAGE LEADING BRAND AND DIGITAL ASSETS ACCELERATE PACE OF FIBERGLASS MATERIAL CONVERSION STRATEGIC PARTNERSHIPS WITH PRIORITY DEALERS Scale and industry leadership allow Latham to drive material conversion through homeowner awareness of the lower cost and superior performance of fiberglass pools as well as dealer education on greater profit opportunity True business partner approach allows Latham to secure exclusivity from its dealers and take market share in the residential in - ground swimming pool industry Strategic acquisitions and partnerships to expand geographic reach, enhance the existing product portfolio and drive operational efficiencies STRATEGIC ACQUISITIONS TO ENHANCE THE LATHAM PLATFORM 1 2 3 4 8

WE HAVE INVESTED MORE IN OUR PORTFOLIO OF DIGITAL ASSETS AND CAPABILITIES THAN THE REST OF THE INDUSTRY, COMBINED OUR ONLINE RESOURCES AND EDUCATIONAL TOOLS SIMPLIFY THE CONSUMER BUYING EXPERIENCE WE GENERATE DEMAND FOR OUR POOLS BY PROVIDING HIGH QUALITY, PURCHASE - READY CONSUMER - LEAD GENERATION FOR OUR DEALERS OUR UNIQUE DIRECT - TO - HOMEOWNER MODEL AND SUITE OF DIGITAL TECHNOLOGIES CREATES A SUPERIOR CUSTOMER EXPERIENCE 1 TRANSFORMING THE INDUSTRY THROUGH OUR DIGITAL STRATEGY 9

FIBERGLASS: THE FUTURE OF THE INDUSTRY WITH SIGNIFICANT OPPORTUNITY TO ACCELERATE MATERIAL CONVERSION IN THE U.S.



1. **PREMIUM QUALITY AND EXCEPTIONAL DESIGN**
   WITH IMPRESSIVE STRENGTH THAT OUTPERFORMS CONCRETE AND OUR PROPRIETARY STUNNING FINISHES, OUR FIBERGLASS POOLS ARE THE MOST DURABLE AND ATTRACTIVE SWIMMING POOLS IN THE MARKET.
2. **LESS CHEMICALS, SALTWATER FRIENDLY**
   THE SMOOTH, NON-POROUS FINISH OF FIBERGLASS ELIMINATES THE NEED FOR HARSH CHEMICALS. IT ALSO ALLOWS YOU TO OPT FOR AN EYE AND SKIN-FRIENDLY, SALTWATER POOL, WITHOUT CONCERNS OF SALTWATER CORROSION.
3. **LOWER COST: NOW AND FOR A LIFETIME**
   FIBERGLASS POOLS COST LESS AND HAVE LOWER REPAIR EXPENSES, COMPARED TO CONCRETE. NO MORE WORRYING ABOUT CRACKS, TEARS, MOLD AND REFINISHING.
4. **BUY TODAY, SWIM TOMORROW**
   FIBERGLASS POOLS CAN BE INSTALLED IN AS LITTLE AS TWO-TO-THREE DAYS, COMPARED TO THREE MONTHS FOR CONCRETE POOLS. RAPID INSTALLATION MEANS LESS TIME MANAGING A CONSTRUCTION SITE AND MORE TIME SWIMMING.
5. **BUILT TO LAST**
   YOUR LATHAM POOL IS GUARANTEED FOR A LIFETIME. SAY GOODBYE TO RE-FINISHING AND RESURFACING CONCRETE POOLS.

FIBERGLASS SHARE OF U.S. POOL INSTALLATIONS

(% OF RESIDENTIAL IN-GROUND SWIMMING POOLS)


4%
9%
12%
16%
18%
25%
PRE-2000A
2000-2009A
2010-2018A
2019A
2020E
2023E

INTERNATIONAL FIBERGLASS MARKET PENETRATION

(% OF RESIDENTIAL IN-GROUND SWIMMING POOLS)


35%
40%
15%
40%
52%
70%
2020E FRANCE
2020E SPAIN
1990A
2000A
2010A
2020E
AUSTRALIA

Source: Management's analysis based on information from studies by a third-party research consulting firm commissioned by the Company, management's knowledge as market participants and P.K. Data

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2 LATHAM'S SUPERIOR VALUE PROPOSITION

FIBERGLASS POOLS OFFER A SUPERIOR VALUE PROPOSITION THAT IS UNDERPINNED BY, LOWER UP-FRONT AND TOTAL LIFECYCLE COSTS FOR THE HOMEOWNER AND ATTRACTIVE ECONOMICS FOR THE DEALER

ACCELERATING CONVERSION



FIBERGLASS IS BUILT TO LAST

LOWER COST: NOW AND FOR A LIFETIME

HOMEOWNER ECONOMICS

	FIBERGLASS	VINYL	CONCRETE
UPFRONT COST	~$54,000	~$37,500	~$75,000
# OF MAJOR REPAIRS	-	1	1
10-YEAR MAINTENANCE	~$10,500	~$19,000	~$38,100
TOTAL 10-YEAR COST	~$64,500	~$56,500	~$113,100
LIFETIME WARRANTY	✓	✗	✗
CUSTOMER SATISFACTION	1	#3	#2

+28% SAVINGS IN UP FRONT COSTS

+43% SAVINGS IN TOTAL LIFECYCLE UPKEEP COSTS

INSTALLER ECONOMICS

	FIBERGLASS	VINYL	CONCRETE
TOTAL PROJECT TIME	1 WEEK	1 MONTH	3 MONTHS
1-YEAR INSTALL CAPACITY	~125 POOLS	~35 POOLS	~20 POOLS
LABOR CREW	3 PEOPLE	6-8 PEOPLE	8-10 PEOPLE
PROFIT PER POOL	$5-10K	$5-10K	$5-15K
INSTALL PROFITABILITY	~$1.25MM	~$350K	~$300K

Source: Management's analysis based on information from studies by a third-party research consulting firm commissioned by the Company and management's knowledge as market participants.
Note: Assumes pool of a certain size, with all other conditions being the same; Assumes 'certain number of working days per year with one pool building crew; certain number of days per installation of each type of pool, resulting in certain number of pool installations per year for each type of pool. Assumes pool of a certain size, with all other conditions being the same.

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3 POSITIONING DEALER PARTNERS FOR SUCCESS

LATHAM PROVIDES HIGH QUALITY LEADS, HANDS-ON TRAINING AND BUSINESS EXCELLENCE COACHING FOR ITS DEALER PARTNERS

+380[1]	+20	+45K
EXCLUSIVE PARTNERSHIPS FORMED GLOBALLY	EXTENSIVE DEALER TRAINING PROGRAMS	QUALIFIED LEADS SHARED WITH DEALERS


EXCLUSIVE PARTNERSHIPS


LEAD GENERATION


EDUCATION ON FIBERGLASS


HANDS-ON TRAINING


Training Center • South
latham
Narellan pools
BUSINESS EXCELLENCE COACHING


INSTALLATION ASSISTANCE

LEAD GENERATION ENGINE

- Latham funnels demand through its website and mobile app to deliver well qualified leads to dealer partners
- Latham's proven lead generation engine has allowed it to secure exclusivity from the top 380+ dealers
- Latham has proven it can cost efficiently provide a greater volume of leads than its dealers can handle

LATHAM DEALER PARTNERS

- "Latham Grand" dealer program allows 250+ U.S. Dealers to benefit from access to purchase ready leads
- Latham has transitioned its dealers away from three legacy sub-brand affiliations
- Exclusive 10-yr supply agreement with Premier Pool & Spas, the nation's largest franchised dealer network that sells 5,000 pools per year
- The rollouts of our Narellan franchisee model and the Premier Pool & Spas partnership are outpacing expectations

TRAINING RESOURCES PROVIDED

- Latham University provides hands-on installation training for dealer partners
  - Latham's dealer partners discover firsthand the benefits of fiberglass pools
  - Latham operates a dedicated facility in Florida that offers specialized in-person training
- Latham's "business excellence" coaches help dealers scale by adding crews

1. *Includes dealers in the U.S, Australia and New Zealand.*

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STRATEGICALLY EXPAND U.S. AND INTERNATIONAL FOOTPRINT SEEK HIGH QUALITY BUSINESSES WITH COMPLEMENTARY OFFERINGS FOCUS ON THE CONSUMER EXPERIENCE THROUGH SHARED TECHNOLOGY AND BEST PRACTICES TARGET COMPANIES WITH HIGH GROWTH AND STRONG MARGINS LATHAM HAS A HISTORY OF SUCCESSFUL M&A INTEGRATION AND HAS AMPLE OPPORTUNITY FOR ADDITIONAL ADD - ONS GIVEN INDUSTRY FRAGMENTATION _______________________ Source: Management estimates. #1 LEADING DIRECT - TO - CONSUMER POOL BRAND 800 REGIONAL AND LOCAL FIBERGLASS RETAILERS TAIL 0% 20% 40% 60% 80% 100% FIBERGLASS REPLACEMENT LINERS AUTO COVER VINYL POOLS #1 LEADING MARKET SHARE WITH ROOM FOR CONTINUED GROWTH TAIL TAIL EXECUTE AND INTEGRATE STRATEGIC ACQUISITIONS 4 A CLEAR M&A FRAMEWORK… …WITH A SUCCESSFUL TRACK RECORD OF M&A… …IN A FRAGMENTED INDUSTRY 13

RECENT RADIANT POOLS ACQUISITION

- ON NOVEMBER 30, 2021, LATHAM ANNOUNCED THE ACQUISITION OF RADIANT POOLS FOR APPROXIMATELY $90 MILLION
  - Expands addressable market
  - Enhances ability to further capitalize on growing homeowner interest in pools
  - Expands product portfolio with a premium-quality product at a lower price point for homeowners
  - Opportunity to roll out Radiant's premium products across North America in partnership with Latham's industry-leading dealer network

- RADIANT POOLS IS THE MARKET-LEADING MANUFACTURER OF VINYL-LINED, ALUMINUM-WALLED SWIMMING POOLS
  - Can be installed fully in-ground, fully above-ground, or, for sloped backyards, partially in-ground and partially above-ground
  - Patented technology, derived from aerospace engineering, to make structurally insulated wall panels that are durable and aesthetically pleasing
  - Primarily serves the Northeastern U.S and sells its products to dealers
  - Generates approximately $35 million in annual sales

In-ground



Semi-in-ground



Above Ground



14

Q4'21 UPDATE ON RESIN SUPPLY AND FIBERGLASS PRODUCTION

Q3'21 EARNINGS CALL DISCUSSION

- Historically sales and orders tracked together
- B2B2C strategy and consumer marketing launch success accelerated orders trend ahead of sales realization
- Ongoing digital investments continued to accelerate leads and conversion of leads to orders, expanding the gap
- Raw material and supply challenges in Q3'21 resulted in lower production and sales realization levels while orders remained strong
- Our fiberglass backlog positions us to sell everything that we can produce far into 2022
- Despite strong homeowner demand, resin shortfall will limit 2021 North American fiberglass production to just ~58% of capacity vs. planned 83% utilization rate
- Latham will have the manufacturing capacity to more than double fiberglass production in 2022

Q4'21 UPDATE

- Supply chain diversification remains a key focus for 2022+
  - New supplier development
  - Qualification and testing to ensure product meets specifications
  - With existing suppliers, enhancing flexibility in logistics and regions sourced from
- Fiberglass resin supply efforts focused on surety of supply for 2022+
  - Additional supply source started fulfillment in Q4'21 as planned, and is ramping volume commitments for 2022+
  - Current suppliers improved fulfillment and advancing dialogues on future year commitments
  - Additional supplier agreements being negotiated for 2022 and 2023 diversification
  - Continuing incremental new supplier development to support optionality and growth in 2022+
- Fiberglass production levels and efficiency increasing as expected through Q4'21 as resin supply stabilizes
  - Production levels approaching 1H'21 utilization levels
  - Well positioned for improved utilization levels in 2022

15

NET SALES ADJ. EBITDA AND ADJ. EBITDA MARGIN 3 $247 $265 $287 $318 $403 $463 2016A 2017A 2018A 2019A 2020A PF2020A $39 $47 $54 $61 $84 15.8% 17.8% 18.8% 19.2% 20.8% 2016A 2017A 2018A 2019A 2020A ($ IN MILLIONS) ($ IN MILLIONS) OUR FIBERGLASS POOL SALES HAVE GROWN AT A 27% CAGR FROM 2016 TO 2020 _______________________ Note: Net Sales and Adjusted EBITDA reflect reported figures. 1. Reflects organic figures, excluding the impact of GLI and Narellan . 2. Pro forma for full year of GLI. 3. See Appendix for the reconciliation of Adjusted EBITDA to net (loss) income. Adjusted EBITDA margin is Adjusted EBITDA divide d b y net sales. (2) LATHAM IS DRIVING EXTRAORDINARY GROWTH 16

ACCELERATED CAPEX INVESTMENTS UNLOCK FUTURE GROWTH

- As results from our business transformation began to take hold, capital investments increased from historical levels
- Capex in 2019 and 2020 was primarily driven by fiberglass production / delivery equipment and new fiberglass molds as demand for fiberglass pools began to outstrip supply
- We are accelerating our investment in 2021 to increase fiberglass capacity as we anticipate demand will remain strong driven by our strategy execution
- On August 5, we announced the planned constriction of a new fiberglass manufacturing facility in Kingston, Ontario – the largest fiberglass facility in Latham's history

CAPITAL EXPENDITURES

($ IN MILLIONS)


$5
$10
$16
$24-$28
2018A
2019A
2020A
2021E 1

CAPITAL ALLOCATION STRATEGY

REINVESTING IN THE BUSINESS TO ENHANCE FUTURE GROWTH OPPORTUNITIES

SELECTIVE TUCK IN M&A AND BUSINESS DEVELOPMENT INVESTMENTS

PAYING DOWN DEBT

WITH WEALTH OF ACCRETIVE INVESTMENT OPPORTUNITIES – UNLIKELY TO PAY DIVIDENDS IN THE MEDUM TERM

1. Note: These are forward-looking statements. See "Forward-looking statements" on page 2 of this presentation..

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$291 Q3’21 FINANCIAL HIGHLIGHTS QUARTERLY FINANCIAL HIGHLIGHTS: Q3 net sales grew 27% year - over - year to $162 million • Growth achieved despite supply chain disruptions, particularly in fiberglass pools • Orders continue to grow across the product lines with the most aggressive growth in fiberglass Q3 Adjusted EBITDA 1 rose 3% year - over - year to $36 million • Flow through from sales growth hampered by supply chain disruptions, especially for the resin used in fiberglass pools • Additional resin supply now on line in Q4 with further sources expected in 2022 YEAR - TO - DATE FINANCIAL HIGHLIGHTS: Q3 YTD net sales grew 69% year - over - year to $492 million Q3 YTD Adjusted EBITDA 1 up 70% year - over - year, representing a 22.9% Adjusted EBITDA margin $128 $35 ($ IN MILLIONS) Q3 2020 Q3 2021 Q3 2020 Q3 2021 NET SALES $162 $36 $66 Q3 YTD 2020 Q3 YTD 2021 $492 $113 ($ IN MILLIONS) ADJUSTED EBITDA 1 Q3 YTD 2020 Q3 YTD 2021 +27% +3% 27.6% 22.3% % Margin: +69% +70% 22.8% 22.9% _______________________ Note: 1. See Appendix for the reconciliation of Adjusted EBITDA to net (loss) income. Adjusted EBITDA margin is Adjusted EBITDA divide d b y net sales. 18

FINANCIAL OUTLOOK FISCAL 2021 OUTLOOK 1 ADJUSTED EBITDA $130 MILLION TO $138 MILLION NET SALES $600 MILLION TO $620 MILLION CAPITAL EXPENDITURES $24 MILLION TO $28 MILLION THREE TO FIVE YEAR TARGETS 2 ADJUSTED EBITDA GROWTH 12% TO 15% NET SALES GROWTH 10% TO 12% ADJUSTED EBITDA MARGIN +500 BPS The full impact of our (a) commercial organization momentum, (b) ongoing progress in overcoming supply chain disruptions, and (c) the financial impact of 2021’s price actions will be laid out in our 2022 guidance after the close of the current fiscal yea r KEY DRIVERS: • Consumer demand continues to remain strong • We will increase fiberglass pool production because of our new source for resin, though will need still more to satisfy all homeowner demand • Ongoing improvements in productivity paired with the impact of already taken pricing actions improves profit trajectory KEY DRIVERS: • Our consumer - driven strategy, as evidenced by our proven ability to generate sales qualified leads • Material conversion from concrete to manufactured pools, particularly fiberglass • Latham’s capacity investments • Our disciplined approach to price and cost management _______________________ Note: 1. Represents guidance given by the Company as of November 10, 2021. These are forward - looking statements. See “Forward - looking sta tements” on page 2 of this presentation. A reconciliation of Latham’s projected Adjusted EBITDA to net income is not available due to uncertainty related to our future income tax expense. 2. These are goals/targets and are not projections. These are forward - looking statements, which are subject to significant business , economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual resu lts will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that these goals/targets will be achieved. See “Forward - looking statements” on page 2 of this presentation. 19

• Latham is a strong cash flow generator with a history of deleveraging the balance sheet and we expect that trend to continue through adjusted EBITDA and cash flow growth • On April 27, 2021, Latham’s total debt was reduced to $238 million as a result of repaying $152 million of our term debt and our outstanding revolver balance of $16 million with cash from our IPO CAPITALIZATION SUMMARY _______________________ 1. On January 25, 2021, in connection with the 2021 Financing Transactions, we entered into a third amendment to the Term Loan t o b orrow an additional $175.0 million. 2. As of December 31, 2020, no amount was drawn, and we had $30.0 million of availability under the Revolving Credit Facility. 3. The Parent Note bore interest at 0.15% per annum and was due on October 20, 2023. The Parent Note was settled in full on Febr uar y 2, 2021 with the proceeds from the Amended Term Loan. 4. Calculated by subtracting cash from total debt. 5. LTM Adjusted EBITDA is the sum of the Company’s Adjusted EBITDA for the four fiscal quarter ended October 2, 2021 and Decembe r 3 1, 2020, respectively. 6. Excludes the borrowing of $50 million to finance in part the Company’s acquisition of Radiant Pools, which was announced on N ove mber 30, 2021. CAPITAL STRUCTURE SUMMARY ($ IN MILLIONS) As of December 31, 2020 As of October 2, 2021 6 CASH $59 $91 AMENDED TERM LOAN (1) $221 $234 REVOLVING CREDIT FACILITY (2) - - PARENT NOTE (3) $65 - TOTAL DEBT $286 $234 NET DEBT (4) $227 $143 LTM ADJ. EBITDA (5) $84 $130 CREDIT LEVERAGE TOTAL DEBT / LTM ADJ. EBITDA 3.4x 1.8x NET DEBT / LTM ADJ. EBITDA 2.7x 1.1x 20

SERVING A LARGE AND ATTRACTIVE MARKET BENEFITTING FROM MATERIAL CONVERSION THE LEADING CONSUMER BRAND IN THE RESIDENTIAL POOL MARKET UNIQUE DIRECT - TO - HOMEOWNER MODEL DRIVING BUSINESS FOR OUR DEALER PARTNERS BROAD REACH, REGULATORY EXPERTISE AND TECHNOLOGICAL CAPABILITIES CREATE SIGNIFICANT COMPETITIVE ADVANTAGES VISIONARY MANAGEMENT TEAM WITH PROVEN TRACK RECORD OF EXECUTION BROADEST PORTFOLIO OF BRANDED PRODUCTS KNOWN FOR QUALITY, DURABILITY AND AESTHETICS MULTIPLE LEVERS TO CONTINUE TO DRIVE GROWTH ACROSS OUR PLATFORM 1 LATHAM: A COMPELLING GROWTH STORY 21

APPENDIX

NON-GAAP RECONCILIATIONS

ADJUSTED EBITDA RECONCILIATION

($ in millions)	Predecessor			Successor		
	Fiscal Year Ended December 31,		Period of January 1, 2018A through December 18,	December 19, 2018A through December 31,	Fiscal Year Ended December 31,	
	2016A	2017A	2018A	2018A	2019A	2020A
Net Income	**$3**	**$35**	**$2**	**($5)**	**$7**	**$16**
Depreciation and Amortization	14	15	15	1	22	25
Interest	15	14	11	1	23	18
Taxes	6	(14)	4	(1)	(5)	7
Loss (Gain) on Sale and Disposal of Property and Equipment	0	(0)	1	0	1	0
Restructuring Charges [(1)]	1	0	1	0	1	1
Management Fees [(2)]	1	1	0	0	1	-
Stock-based Compensation Expense	0	0	(0)	-	1	2
Other Expense (Income), Net [(3)]	0	(2)	2	0	(0)	(1)
Other Non-Cash Items [(4)]	-	-	1	0	6	1
Strategic Initiative Costs [(5)]	-	-	-	-	1	6
Acquisition and Integration Related Costs [(6)]	1	0	19	1	4	5
Other [(7)]	(0)	(2)	0	0	0	1
IPO Costs [(8)]	-	-	-	-	-	2
COVID [(9)]	-	-	-	-	-	(1)
Adjusted EBITDA	**$39**	**$47**	**$57**	**($3)**	**$61**	**$84**
% Margin	*15.8%*	*17.8%*	*20.1%*	*NM*	*19.2%*	*20.8%*

(1) Represents the cost of shutting down production and warehouse facilities in New Market, New Hampshire, Decatur, Georgia, Oregon City, Oregon, and Mississauga, Ontario, Canada, including the cost to transfer and dispose of property and equipment and involuntary workforce reductions. Also includes severance and other costs for our executive management changes.
(2) Represents management fees paid to our Principal Stockholders in accordance with our expense reimbursement arrangement, which will terminate as of the effective date of our initial public offering.
(3) Represents foreign currency transaction (gains) and losses associated with our international subsidiaries and changes in the fair value of the contingent consideration recorded in connection with the acquisition of Narellan, which was settled in September 2020.
(4) Represents non-cash adjustments to record the step-up in the fair value of inventory related to the Acquisition, the acquisition of Narellan and the acquisition of GL International, LLC ("GLI"), which are amortized through cost of sales in the consolidated statements of operations. Also includes non-cash adjustments related to our frozen defined benefit pension plans, which were terminated in 2020.
(5) Represents fees paid to external consultants for our strategic initiatives, including our rebranding initiative.
(6) Represents acquisition and integration costs primarily related to the acquisition of Narellan, the acquisition of GLI, the equity investment in Premier Pools & Spas, as well as other costs related to a transaction that was abandoned.
(7) Other costs consist of other discrete items as determined by management, including fees paid to external consultants for tax restructuring, the cost for legal defense of a specified matter, the cost incurred and insurance proceeds received related to our production facility fire in Dix, Illinois, in 2016, and our production facility fire in Picton, Australia, in 2020, and other items.
(8) Represents items management believes are not indicative of ongoing operating performance. These expenses are primarily composed of legal, accounting and professional fees incurred in connection with this offering that are not capitalizable, which are included within selling, general and administrative expense.
(9) Represents temporary cleaning, equipment and salary costs incurred in response to the COVID-19 pandemic, offset by government grants received in the United States, Canada and New Zealand.

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NON-GAAP RECONCILIATIONS

ADJUSTED EBITDA RECONCILIATION

	Fiscal Quarter Ended		Three Fiscal Quarters Ended	
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net (loss) income	$ (11,296)	$ 17,740	$ (56,361)	$ 18,703
Depreciation and amortization	8,019	5,852	23,689	17,461
Interest expense	4,271	3,992	20,843	13,633
Income tax expense	7,807	5,811	15,908	8,251
Loss on sale and disposal of property and equipment	38	211	225	211
Restructuring charges(a)	376	199	783	832
Stock-based compensation (b)	27,603	978	104,578	1,442
Unrealized (gains) losses on foreign currency transactions(c)	1,740	(1,377)	948	1,188
Strategic initiative costs(d)	778	1,148	1,154	3,697
Acquisition and integration related costs(e)	306	34	378	272
Other(f)	(3,535)	563	(3,626)	671
IPO costs(g)	-	-	3,956	-
Adjusted EBITDA	$ 36,107	$ 35,151	$ 112,475	$ 66,361
Net sales	161,957	127,512	491,592	291,468
Net (loss) income margin	(7.0%)	13.9%	(11.5%)	6.4%
Adjusted EBITDA margin	22.3%	27.6%	22.9%	22.8%

(a) Represents severance and other costs for our executive management changes.

(b) Represents non-cash stock-based compensation expense.

(c) Represents foreign currency transaction (gains) and losses associated with our international subsidiaries and changes in the fair value of the contingent consideration recorded in connection with the acquisition of Narellan Group Pty Limited and its subsidiaries, which was settled in September 2020.

(d) Represents fees paid to external consultants for our strategic initiatives.

(e) Represents acquisition and integration costs primarily related to the acquisition of GLI, the equity investment in Premier Pools & Spas, as well as other costs related to potential transactions.

(f) Other costs consist of other discrete items as determined by management, primarily including (i) fees paid to external advisors for various matters, (ii) the cost incurred and insurance proceeds related to our production facility fire in Picton, Australia in 2020, (iii) costs incurred in response to the COVID-19 pandemic, offset by government grants received in the United States, Canada and New Zealand and (iv) gain on sale of equity method investment.

(g) Represents items management believes are not indicative of ongoing operating performance. These expenses are primarily composed of legal, accounting and professional fees incurred in connection with the IPO that are not capitalizable, which are included within selling, general and administrative expense.

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